CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-57637, No. 33-28849 and No. 33-64666) of Westwood One, Inc., of our report dated February 18, 1998 appearing on page F-2 of this Form 10-K.




PRICE WATERHOUSE LLP




Century City, California
March 26, 1998






























                                   EXHIBIT 24